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EXHIBIT 21 - SUBSIDIARIES
                        MICROS SYSTEMS, INC. SUBSIDIARIES

                                                                      Jurisdiction
                                                                           Of
Name of Subsidiary                                                    Incorporation
------------------                                            ---------------------------
Hospitality Technologies, S.A.                                         Argentina

hotelBANK Asia Pacific Pty Ltd.                                        Australia

MICROS-Fidelio Australia Pty Ltd.                                      Australia

MICROS Foreign Sales Corporation                                        Barbados

Merchants Information Solutions, Ltd.                                    Canada

MICROS-Fidelio Information Systems (Shanghai) Co. Ltd.                   China

Fidelio Software (China) Ltd.                                            China

hotelBANK, Inc.                                                         Delaware

MICROS of Delaware, Inc.                                                Delaware

MSI Delaware, Inc.                                                      Delaware

MICROS-Fidelio Software Deutschland GmbH                      Federal Republic of Germany

MICROS Systems Holding GmbH                                   Federal Republic of Germany

Fidelio Cruise GmbH                                           Federal Republic of Germany

MICROS-Fidelio Software GmbH & Co. KG.                        Federal Republic of Germany

Fidelio Nordic Oy                                                       Finland

Fidelio Technologies, Inc.                                              Florida

Fidelio Cruise, Inc.                                                    Florida

MICROS-Fidelio France, S.A.                                              France

Fidelio Software Ltd.                                                  Hong Kong

Fidelio India Private Ltd.                                               India

MICROS-Fidelio Italia S.r.l.                                             Italy

MICROS-Fidelio Japan Ltd.                                                Japan

MICROS-Fidelio Southeast, Inc.                                          Maryland

Merchants Information Solutions, Inc.                                   Maryland

MICROS-Fidelio Mexico S.A. de C.V.                                       Mexico

MICROS-Fidelio Southwest, Inc.                                           Nevada

OPUS 2 Revenue Technologies, Inc.                                    New Hampshire

Frontier Business Technologies, Inc.                                    New York

Frontier infoSystems of North America, Inc.                             New York

Fidelio Nordic Norway A/S                                                Norway

MICROS-Fidelio Software Portugal, ULDA                                  Portugal

Fidelio Software (Pte) Ltd.                                            Singapore

MICROS Fidelio South Africa (Pty) Ltd.                                South Africa

MICROS-Fidelio Hispania S.L.                                             Spain

Fidelio Nordic Sweden A.B.                                               Sweden

Hotelbk A.B.                                                             Sweden

MICROS-Fidelio Software (Thailand) Co. Ltd.                             Thailand

MICROS-Fidelio U.K. Ltd.                                             United Kingdom

The Company has additional subsidiaries, which considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.